Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
NYSE symbol: PEB
www.pebblebrookhotels.com

Pebblebrook Hotel Trust Completes Sale of
Union Station Hotel Nashville, Autograph Collection

Bethesda, MD, July 29, 2020 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it closed on the sale of the 125-room Union Station Hotel Nashville, Autograph Collection in Nashville, TN for $56.0 million to a third party on July 29, 2020.

Proceeds from the sale of Union Station Hotel Nashville, Autograph Collection will be utilized for general business purposes which may include reducing the Company’s outstanding debt.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 53 hotels, totaling approximately 13,200 guest rooms across 14 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: the Company’s net debt and EBITDA; descriptions of the Company’s plans; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 29, 2020. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	79%	82%
ADR	$251	$268	$263	$247	$258
RevPAR	$189	$233	$230	$194	$211

Hotel Revenues	$331.5	$406.0	$398.5	$355.0	$1,491.0
Hotel EBITDA	$90.0	$147.1	$137.0	$102.0	$476.0
Hotel EBITDA Margin	27.2%	36.2%	34.4%	28.7%	31.9%

	First Quarter
	2020

Occupancy	56%
ADR	$250
RevPAR	$139

Hotel Revenues	$252.8
Hotel EBITDA	$39.0
Hotel EBITDA Margin	15.4%

These historical hotel operating results include information for all of the hotels the Company owned as of July 29, 2020. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.